                                                                    EXHIBIT 99.1


[NATIONAL CITY LOGO]                                   NATIONAL CITY CORPORATION
                                                       1900 E. 9th St.
                                                       Cleveland, OH 44114-3484


NEWS RELEASE

For Immediate Release
Investor Contact:                                 Media Contact:
Jennifer Hammarlund                               Amber Garwood
216-222-9849                                      216-222-8202
Jennifer.Hammarlund@NationalCity.com              Amber.Garwood@NationalCity.com


                       NATIONAL CITY REPORTS 2004 RESULTS

      CLEVELAND -- January 18, 2005 -- National City Corporation (NYSE: NCC) today reported 2004 net income of $2.8 billion, or $4.31 per diluted share, compared to $2.1 billion or $3.43 per diluted share for 2003. For the 2004 fourth quarter, net income was $960 million, or $1.46 per diluted share, compared to net income of $544 million or $.88 per diluted share in 2003. Both fourth quarter and full year net income included non-recurring and unusual items described below and elsewhere in this release.

      On October 15, 2004, National City closed its previously announced sale of National Processing, Inc., the Corporation's 83%-owned subsidiary, for a cash price of $1.2 billion and realized a $714 million pretax gain, or $477 million ($.74 per share) after tax, inclusive of associated sale expenses.

CHAIRMAN'S COMMENTS

      Chairman and CEO David A. Daberko commented, "By any standard, 2004 was another highly successful year for National City. We achieved record levels of assets, equity, and net income in 2004. Particularly gratifying was the performance of our core banking and consumer finance businesses, which we refer to as Rest of National City, or "RONC." Excluding gains from divestitures, RONC's earnings were up approximately 50% in 2004 over 2003. Wholesale banking enjoyed a substantial increase in earnings derived largely from reduced credit costs as well as new customer acquisition. Home equity and nonconforming


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
                                       -2-


mortgage volumes set records for originations and outstandings in 2004. Consumer and small business banking turned in strong growth in both balances and revenue. Performance in these businesses is critical for our success in 2005 and beyond. At the same time, National City Mortgage earnings fell sharply from the extraordinary levels of 2003 as expected."

      Mr. Daberko concluded, "Our acquisition and divestiture activity in the past year is consistent with our strategic focus on our core banking business. As a result, we are well positioned to expand our market share in St. Louis, Cincinnati and elsewhere in our footprint. The divestiture of National Processing frees up significant capital for reinvestment in our core business, future acquisitions and share repurchases."

NET INTEREST INCOME AND MARGIN

      Tax-equivalent net interest income was $1.2 billion for the fourth quarter, up 19% from the fourth quarter of 2003. Net interest margin was 4.09% for the fourth quarter of 2004 versus 4.03% for the same period last year reflecting the impact of rising interest rates in 2004. For the year, net interest income was $4.5 billion, up 3% from the prior year, and net interest margin was 4.09% vs. 4.11%.

LOANS AND DEPOSITS

      Average portfolio loans for the fourth quarter increased 27% from the fourth quarter a year ago and 4% from the immediately preceding quarter. Acquisitions accounted for approximately half of year-over-year growth. The linked-quarter increase also reflects continued strong volume in home equity and other consumer lending. Average core deposits, excluding mortgage-banking escrow balances, were up 16% over the fourth quarter of 2003 and were also up slightly from the third quarter. The year-over-year and linked-quarter growth in average core deposits was largely the result of acquisitions.

FEES AND OTHER INCOME

      Fees and other income for the fourth quarter were $1.4 billion, compared to $981 million in the fourth quarter of 2003 and $1.0 billion in the third quarter of 2004. Deposit fees were particularly strong. Fourth quarter results also included the previously noted gain


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
                                      -3-


on the sale of National Processing of $714 million and also a gain on the sale of seven branches located in the Upper Peninsula of Michigan of $14 million, both included in other income. Fourth quarter mortgage banking revenue included $10 million of net hedging pretax losses on mortgage servicing rights (MSRs) in comparison to gains of $160 million and $4 million in the third quarter of 2004 and the fourth quarter of 2003, respectively.

      For the year, fees and other income were $4.4 billion, up 25% from 2003 led by strong growth in deposit fees. Fees and other income for 2004 also included a $62 million gain on the second quarter sale of the Bond Trust Administration business in addition to the divestiture gains described in the preceding paragraph. Leasing income increased $143 million as a result of the Provident acquisition. Mortgage banking revenue for 2004 was $1.3 billion compared to $1.5 billion in 2003, inclusive of net MSR hedging gains of $388 million and $370 million, respectively. In comparison to 2003, mortgage banking revenue also reflected lower origination income consistent with lower levels of activity in this business. National City originated $94.8 billion of mortgages in 2004 compared to $125.7 billion in 2003.

NONINTEREST EXPENSE

      Noninterest expense was $1.3 billion for the fourth quarter of 2004, up 3% from the immediately preceding quarter and 22% from the same quarter a year ago. The fourth quarter of 2004 includes $19 million of expenses related to the sale of National Processing. For the year, noninterest expense was $4.6 billion, compared to $4.1 billion in 2003. On a year-over-year basis, the higher expense levels also largely reflect the impact of acquisitions including amortization of intangibles, compensation and benefits, as well as acquisition integration costs of approximately $39 million in the fourth quarter and $74 million for the full year.

INCOME TAX EXPENSE

      The effective tax rate for 2004 was 32% in comparison to 35% for 2003. The after-tax gain on the sale of National Processing reflects a 32% effective rate resulting from permanent differences between the tax and book bases of this subsidiary. The lower effective tax rate in 2004 also reflects tax benefits totaling $67 million ($23 million in the first quarter and $44 million in the fourth quarter) from the reduction of deferred tax liabilities due to the favorable conclusion of tax examinations and the reassessment of certain tax exposures.


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
                                      -4-


CREDIT QUALITY

      Credit quality continues to be sound. The provision for credit losses for the fourth quarter was $81 million compared to $148 million in the prior year fourth quarter. Net charge-offs were $104 million, down $46 million from the fourth quarter of the prior year. For the full year, the provision for credit losses was $323 million and net charge-offs were $346 million, down significantly from $638 million and $609 million, respectively, a year ago. The lower credit loss provision reflects continued substantial improvement in credit quality, particularly in commercial loans. Consumer loan quality remains sound.

      Nonperforming assets were $563 million at December 31, 2004, down from $657 million at December 31, 2003. The allowance for loan losses at December 31, 2004 was $1.2 billion, or 1.2% of portfolio loans compared to $1.0 billion or 1.3% of portfolio loans as of December 31, 2003.

BALANCE SHEET

      At December 31, 2004, total assets were $139.3 billion, and stockholders' equity was $12.8 billion or 9.19% of assets. Tangible common equity as a percentage of tangible assets was 6.84%, compared to 6.72% for the preceding quarter and 7.23% a year ago. The decrease in the tangible common equity ratio in 2004 was attributable to share repurchases and intangible assets recognized in connection with recent acquisitions. At December 31, 2004, total deposits were $86.0 billion, including core deposits of $67.3 billion.

      On October 5, 2004, National City closed its previously announced acquisition of Wayne Bancorp for a cash price of $182 million, adding 23 branches to National City's northern Ohio presence.

      The Corporation repurchased 12.9 million shares of its common stock during the fourth quarter, bringing the repurchases for the full year to 40.1 million shares. In December 2004, the Corporation's Board of Directors authorized the repurchase of an additional 25 million shares of common stock. Combined with the February 2004 remaining authorization, the Corporation currently has authorization to repurchase approximately 37 million shares. The Corporation intends to continue repurchases in 2005, subject to applicable regulatory constraints.


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                                      -5-


      This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at WWW.SEC.GOV or on the Corporation's Web site at WWW.NATIONALCITY.COM. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

      Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, will host a conference call January 18th at 11:00 a.m. (ET) to discuss the fourth quarter earnings and 2004 results. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental materials will also be accessible via the Corporation's Web site, WWW.NATIONALCITY.COM. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event. Questions may be submitted by e-mail to investor.relations@nationalcity.com prior to or during the conference.


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                                      -6-


      A replay of the conference call will be available at 2:30 p.m. (ET) on January 18, 2005, until midnight on January 24, 2005, accessible at WWW.NATIONALCITY.COM and by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 748933 or via the Company's website.

ABOUT NATIONAL CITY

National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation's largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri, and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management, and mortgage financing and servicing. For more information about National City, visit the company's Web site at NationalCity.com.


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
                                    UNAUDITED
                            NATIONAL CITY CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                      2004                                  2003
                                                      ------------------------------------  -------------------------------------
                                                      4TH QTR   3RD QTR  2ND QTR   1ST QTR  4TH QTR   3RD QTR  2ND QTR    1ST QTR
                                                      -------   -------  -------   -------  -------   -------  -------    -------
EARNINGS
Tax-equivalent interest income                        $ 1,752   $ 1,620  $ 1,402   $ 1,350  $ 1,416   $ 1,554  $  1,528   $  1,527
Interest expense                                          509       424      335       325      375       403       426        426
                                                      -------   -------  -------   -------  -------   -------  --------   --------
Tax-equivalent net interest income                      1,243     1,196    1,067     1,025    1,041     1,151     1,102      1,101
Provision for credit losses                                81        98       61        83      148       107       183        200
                                                      -------   -------  -------   -------  -------   -------  --------   --------
Tax-equivalent NII after provision for credit losses    1,162     1,098    1,006       942      893     1,044       919        901
Fees and other income                                   1,442     1,023      861     1,118      981       484       981      1,103
Securities gains (losses), net                             11         3        5        --       10         5        32         --
Noninterest expense                                     1,271     1,233    1,075       986    1,045     1,008     1,026      1,009
                                                      -------   -------  -------   -------  -------   -------  --------   --------
Income before taxes and tax-equivalent adjustment       1,344       891      797     1,074      839       525       906        995
Income taxes                                              376       292      273       357      288       175       313        344
Tax-equivalent adjustment                                   8         8        5         7        7         6         7          8
                                                      -------   -------  -------   -------  -------   -------  --------   --------
Net income                                            $   960   $   591  $   519   $   710  $   544   $   344  $    586   $    643
                                                      =======   =======  =======   =======  =======   =======  ========   ========
Effective tax rate                                       28.1%     33.2%    34.4%     33.5%    34.6%     33.8%     34.8%      34.8%

PER COMMON SHARE
Net income:
    Basic                                             $  1.48   $   .88  $   .84   $  1.17  $   .89   $   .56  $    .96   $   1.05
    Diluted                                              1.46       .86      .83      1.16      .88       .56       .94       1.05
Dividends paid                                            .35       .35      .32       .32      .32       .32      .305       .305
Book value                                              19.80     18.98    16.86     16.25    15.39     14.89     14.72      14.05
Market value (close)                                    37.55     38.62    35.01     35.58    33.94     29.46     32.71      27.85
Average shares:
    Basic                                               652.9     663.3    619.1     605.9    607.6     613.6     612.1      611.5
    Diluted                                             666.3     677.1    625.5     612.6    612.7     619.0     618.4      615.6

PERFORMANCE RATIOS
Return on average common equity                         29.70%    19.00%   20.13%    29.58%   22.99%    14.87%    26.74%     30.60%
Return on average total equity                          29.72     19.01    20.13     29.58    22.99     14.87     26.74      30.60
Return on average assets *                               2.77      1.76     1.80      2.61     1.88      1.10      1.97       2.24
Net interest margin                                      4.09      4.04     4.09      4.16     4.03      4.10      4.11       4.21
Efficiency ratio                                        47.34     55.54    55.77     46.03    51.69     61.62     49.27      45.77

LINE OF BUSINESS (LOB) RESULTS

NET INCOME:
National City Mortgage Co.                            $    13   $   139  $    16   $   273  $   264   $    (2) $    264   $    411

REST OF NATIONAL CITY (RONC):
  Consumer and Small Business Financial Services          184       178      168       154      145       167       168        141
  Wholesale Banking                                       196       167      164       140       82       129        61         59
  National Consumer Finance                               132       172      177       164       91       126       111         91
  Asset Management                                         19        26       64        25       23        24        27         19
  National Processing                                      (9)       17       14        12       15        14        11          9
  Parent and Other                                        425      (108)     (84)      (58)     (76)     (114)      (56)       (87)
                                                      -------   -------  -------   -------  -------   -------  --------   --------
TOTAL RONC                                                947       452      503       437      280       346       322        232
                                                      -------   -------  -------   -------  -------   -------  --------   --------
TOTAL CONSOLIDATED NATIONAL CITY CORPORATION          $   960   $   591  $   519   $   710  $   544   $   344  $    586   $    643
                                                      =======   =======  =======   =======  =======   =======  ========   ========

LOB CONTRIBUTION TO DILUTED EARNINGS PER SHARE:
National City Mortgage Co.                            $   .01   $   .20  $   .02   $   .45  $   .42        --  $    .43   $    .67

REST OF NATIONAL CITY (RONC):
  Consumer and Small Business Financial Services          .28       .26      .27       .25      .24   $   .27       .27        .23
  Wholesale Banking                                       .29       .25      .26       .23      .13       .21       .10        .10
  National Consumer Finance                               .20       .25      .28       .27      .15       .20       .18        .15
  Asset Management                                        .03       .04      .10       .04      .04       .04       .04        .03
  National Processing                                    (.01)      .02      .02       .02      .03       .02       .02        .01
  Parent and Other                                        .66      (.16)    (.12)     (.10)    (.13)     (.18)     (.10)      (.14)
                                                      -------   -------  -------   -------  -------   -------  --------   --------
TOTAL RONC                                               1.45       .66      .81       .71      .46       .56       .51        .38
                                                      -------   -------  -------   -------  -------   -------  --------   --------
TOTAL CONSOLIDATED NATIONAL CITY CORPORATION          $  1.46   $   .86  $   .83   $  1.16  $   .88   $   .56  $    .94   $   1.05
                                                      =======   =======  =======   =======  =======   =======  ========   ========

                                                       2002            FOR THE YEAR
                                                      -------     ------------------------
                                                      4TH QTR     2004       2003     2002
                                                      -------     ----       ----     ----
EARNINGS
Tax-equivalent interest income                        $  1,540   $ 6,124   $ 6,025   $ 5,946
Interest expense                                           459     1,593     1,630     1,910
                                                      --------   -------   -------   -------
Tax-equivalent net interest income                       1,081     4,531     4,395     4,036
Provision for credit losses                                159       323       638       682
                                                      --------   -------   -------   -------
Tax-equivalent NII after provision for credit losses       922     4,208     3,757     3,354
Fees and other income                                      528     4,444     3,549     2,494
Securities gains (losses), net                             (17)       19        47        81
Noninterest expense                                      1,011     4,565     4,088     3,730
                                                      --------   -------   -------   -------
Income before taxes and tax-equivalent adjustment          422     4,106     3,265     2,199
Income taxes                                               136     1,298     1,120       722
Tax-equivalent adjustment                                    6        28        28        30
                                                      --------   -------   -------   -------
Net income                                            $    280   $ 2,780   $ 2,117   $ 1,447
                                                      ========   =======   =======   =======
Effective tax rate                                        32.7%     31.8%     34.6%     33.3%

PER COMMON SHARE
Net income:
    Basic                                             $    .46   $  4.37   $  3.46   $  2.37
    Diluted                                                .46      4.31      3.43      2.35
Dividends paid                                            .305      1.34      1.25      1.20
Book value                                               13.35
Market value (close)                                     27.32
Average shares:
    Basic                                                611.9     635.5     611.2     610.2
    Diluted                                              616.0     645.5     616.4     616.2

PERFORMANCE RATIOS
Return on average common equity                          13.41%    24.56%    23.60%    18.14%
Return on average total equity                           13.41     24.57     23.60     18.14
Return on average assets *                                 .99      2.24      1.79      1.40
Net interest margin                                       4.26      4.09      4.11      4.34
Efficiency ratio                                         62.80     50.87     51.46     57.12

LINE OF BUSINESS (LOB) RESULTS

NET INCOME:
National City Mortgage Co.                                       $   441   $   937   $   341

REST OF NATIONAL CITY (RONC):
  Consumer and Small Business Financial Services                     684       621       609
  Wholesale Banking                                                  667       331       277
  National Consumer Finance                                          645       419       212
  Asset Management                                                   134        93        97
  National Processing                                                 34        49        51
  Parent and Other                                                   175      (333)     (140)
                                                                 -------   -------   -------
TOTAL RONC                                                         2,339     1,180     1,106
                                                                 -------   -------   -------
TOTAL CONSOLIDATED NATIONAL CITY CORPORATION                     $ 2,780   $ 2,117   $ 1,447
                                                                 =======   =======   =======

LOB CONTRIBUTION TO DILUTED EARNINGS PER SHARE:
National City Mortgage Co.                                       $   .68   $  1.52   $   .55

REST OF NATIONAL CITY (RONC):
  Consumer and Small Business Financial Services                    1.06      1.01       .99
  Wholesale Banking                                                 1.03       .54       .45
  National Consumer Finance                                         1.00       .68       .34
  Asset Management                                                   .21       .15       .16
  National Processing                                                .05       .08       .08
  Parent and Other                                                   .28      (.55)     (.22)
                                                                 -------   -------   -------
TOTAL RONC                                                          3.63      1.91      1.80
                                                                 -------   -------   -------
TOTAL CONSOLIDATED NATIONAL CITY CORPORATION                     $  4.31   $  3.43   $  2.35
                                                                 =======   =======   =======

* During the fourth quarter of 2004, the allowance for lending-related commitments was reclassified from the allowance for loan losses to other liabilities. All prior periods have been updated to reflect this reclassification.

                                   UNAUDITED
                           NATIONAL CITY CORPORATION
                 CONSOLIDATED FINANCIAL HIGHLIGHTS (CONTINUED)
                                ($ IN MILLIONS)

                                                            2004                                     2003
                                           -------------------------------------   -------------------------------------
                                           4TH QTR   3RD QTR   2ND QTR   1ST QTR   4TH QTR   3RD QTR   2ND QTR   1ST QTR
                                           -------   -------   -------   -------   -------   -------   -------   -------
CREDIT QUALITY STATISTICS
Net charge-offs                            $    104  $     97  $     63  $     82  $    150  $    125  $    164  $    170
Provision for credit losses                      81        98        61        83       148       107       183       200
Loan loss allowance                           1,188     1,178     1,028     1,011     1,023     1,030     1,053     1,032
Lending-related commitment allowance            100       127       117       115       102        99        94        96
Nonperforming assets                            563       628       544       606       657       756       818       822
Annualized net charge-offs to
  average portfolio loans                       .41%      .41%      .30%      .42%      .76%      .64%      .88%      .95%
Loan loss allowance to period-end
  portfolio loans*                             1.19      1.21      1.22      1.26      1.29      1.32      1.39      1.38
Loan loss allowance to nonperforming
  portfolio loans*                           253.42    234.48    234.09    200.41    186.09    163.80    148.73    148.15
Loan loss allowance (period-end) to
  annualized net charge-offs*                290.31    302.46    407.33    305.75    171.81    208.55    159.72    149.14
Nonperforming assets to period-end
  portfolio loans and other
  nonperforming assets                          .56       .64       .64       .76       .83       .97      1.08      1.10

CAPITAL AND LIQUIDITY RATIOS

Tier 1 capital(1)                              8.24%     8.20%     9.03%     9.36%     8.79%     8.11%     8.12%     7.82%
Total risk-based capital(1)                   11.72     11.81     13.08     13.67     13.12     12.29     12.39     11.65
Leverage(1)                                    7.31      7.38      7.90      8.19      7.43      6.58      6.78      6.55
Period-end equity to assets*                   9.19      9.15      8.83      8.84      8.18      7.49      7.32      7.30
Period-end tangible common
  equity to assets(2) *                        6.84      6.72      7.65      7.88      7.23      6.59      6.42      6.39
Average equity to assets*                      9.32      9.25      8.94      8.82      8.20      7.41      7.38      7.33
Average equity to portfolio loans             12.98     12.97     12.51     12.21     12.05     11.90     11.70     11.65
Average portfolio loans to deposits          118.67    115.52    114.03    120.30    116.37    107.50    108.45    110.78
Average portfolio loans to core deposits     145.37    141.21    132.75    135.51    133.21    125.80    127.10    130.48
Average portfolio loans to earning assets     81.52     80.56     79.24     80.08     75.47     68.82     69.92     69.84
Average securities to earning assets           7.84      8.17      6.36      6.62      6.33      5.95      6.89      7.92

AVERAGE BALANCES

Assets*                                    $137,909  $133,602  $115,948  $109,530  $114,566  $123,747  $119,131  $116,412
Portfolio loans                              99,006    95,324    82,863    79,085    77,901    77,064    75,065    73,183
Loans held for sale or securitization        11,503    11,861    13,910    12,323    17,680    27,036    24,118    22,524
Securities (at cost)                          9,524     9,670     6,646     6,537     6,534     6,667     7,397     8,295
Earning assets                              121,453   118,332   104,567    98,759   103,218   111,984   107,355   104,785
Core deposits                                68,105    67,506    62,420    58,360    58,479    61,258    59,060    56,087
Purchased deposits and funding               53,030    49,907    40,080    38,253    43,267    49,743    47,551    47,740
Common equity                                12,847    12,359    10,370     9,659     9,390     9,171     8,786     8,529
Total equity                                 12,847    12,359    10,370     9,659     9,390     9,171     8,786     8,529

PERIOD-END BALANCES

Assets*                                    $139,280  $136,499  $117,087  $111,470  $114,036  $121,057  $123,437  $117,591
Portfolio loans                             100,138    97,439    84,537    79,927    79,279    77,756    75,839    74,933
Loans held for sale or securitization        12,430    10,745    12,467    12,478    15,368    23,615    26,796    21,740
Securities (at fair value)                    9,281     9,759     6,517     6,881     6,866     6,755     7,377     8,464
Core deposits                                67,297    67,003    61,851    60,030    58,922    58,680    60,727    57,858
Purchased deposits and funding               55,282    52,535    41,473    37,343    41,983    49,010    48,762    46,492
Common equity                                12,804    12,492    10,335     9,854     9,329     9,068     9,030     8,587
Total equity                                 12,804    12,492    10,335     9,854     9,329     9,068     9,030     8,587

                                              2002             FOR THE YEAR
                                           -------    --------------------------
                                           4TH QTR    2004       2003       2002
                                           -------    ----       ----       ----
CREDIT QUALITY STATISTICS
Net charge-offs                            $    140   $    346   $    609   $    576
Provision for credit losses                     159        323        638        682
Loan loss allowance                           1,006
Lending-related commitment allowance             92
Nonperforming assets                            817
Annualized net charge-offs to
  average portfolio loans                       .78%       .39%       .80%       .83%
Loan loss allowance to period-end
  portfolio loans*                             1.40
Loan loss allowance to nonperforming
  portfolio loans*                           143.30
Loan loss allowance (period-end) to
  annualized net charge-offs*                181.43     343.81     167.82     174.68
Nonperforming assets to period-end
  portfolio loans and other
  nonperforming assets                         1.13

CAPITAL AND LIQUIDITY RATIOS

Tier 1 capital(1)                              7.46%
Total risk-based capital(1)                   11.37
Leverage(1)                                    6.39
Period-end equity to assets*                   6.91
Period-end tangible common
  equity to assets(2) *                        5.99
Average equity to assets*                      7.36       9.10%      7.57%      7.70%
Average equity to portfolio loans             11.63      12.70      11.83      11.55
Average portfolio loans to deposits          107.90     117.06     110.71     111.40
Average portfolio loans to core deposits     128.70     138.98     129.09     132.63
Average portfolio loans to earning assets     70.37      80.41      70.96      74.28
Average securities to earning assets           9.36       7.31       6.75       9.50

AVERAGE BALANCES

Assets*                                    $112,614   $124,310   $118,473   $103,505
Portfolio loans                              71,291     89,114     75,819     69,032
Loans held for sale or securitization        19,676     12,395     22,837     14,227
Securities (at cost)                          9,484      8,102      7,217      8,828
Earning assets                              101,315    110,828    106,846     92,941
Core deposits                                55,394     64,118     58,733     52,050
Purchased deposits and funding               45,666     45,351     47,072     40,665
Common equity                                 8,289     11,316      8,972      7,973
Total equity                                  8,289     11,316      8,972      7,973

PERIOD-END BALANCES

Assets*                                    $118,114
Portfolio loans                              72,134
Loans held for sale or securitization        24,501
Securities (at fair value)                    9,211
Core deposits                                56,342
Purchased deposits and funding               49,530
Common equity                                 8,161
Total equity                                  8,161

(1) Fourth quarter 2004 regulatory capital ratios are based upon preliminary data

(2)   Excludes goodwill and other intangible assets

* During the fourth quarter of 2004, the allowance for lending-related commitments was reclassified from the allowance for loan losses to other liabilities. All prior periods have been updated to reflect this reclassification.


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